                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 16, 1997 (Global TeleSystems Group, Inc.), February 21, 1997 (EDN Sovintel), and December 23, 1997 (Hermes Europe Railtel B.V.), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-43155) and related Prospectus of Global TeleSystems Group, Inc. dated on or about January 23, 1998.

                                            /s/ Ernst & Young LLP


Vienna, Virginia
January 23, 1998